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                                                                 EXHIBIT 5.1

                         [ANDREWS & KURTH LETTERHEAD]




                             September 28, 1998



CMC Securities Corporation IV
2711 N. Haskell, Suite 900
Dallas, Texas 75204


        Re:     CMC Securities Corporation IV
                Registration Statement on Form S-3
                to Register Collateralized Mortgage Obligations

Gentlemen:

        We have acted as counsel for CMC Securities Corporation IV (formerly Capstead Securities Corporation V), a corporation organized under the laws of the State of Delaware (the "Issuer"), in connection with the proposed issuance by the Issuer of its collateralized mortgage obligations (the "Bonds"). The Bonds of each series are to be issued pursuant to an indenture as supplemented by one or more supplemental indentures between the Issuer and the trustee (the "Trustee") authorizing each such series (each a "Series Supplement"). (The indenture, in the form filed as an exhibit to the Issuer's Registration Statement referred to below, and each Series Supplement are herein referred to collectively as the "Indenture"). This opinion is to be filed as an exhibit to the captioned registration statement relating to the Bonds on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act").

        We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Issuer's organizational documents, the Indenture and the form of Bonds included therein and such other documents, records, certificates of the Issuer and public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In addition, we have assumed that the Indenture will be duly executed and delivered; that the Bonds will be duly executed and delivered substantially in the forms contemplated by the Indenture; and that the Bonds will be sold as described in the Registration Statement.


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                          [ANDREWS & KURTH LETTERHEAD]


CMC Securities Corporation IV
September 28, 1998
Page 2


        Based upon the foregoing, we are of the opinion that the Bonds are in due and proper form, and assuming the due authorization, execution and delivery of the Indenture by the Issuer and the Trustee and the due authorization of the Bonds by all necessary action on the part of the Issuer, when validly executed, authenticated and issued in accordance with the Indenture and delivered against payment therefor, the Bonds will constitute valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, except that the enforceability thereof may be subject to (a) bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent, or preferential conveyance or other similar laws now or hereinafter in effect relating to creditors' rights generally, and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        The opinion expressed above is subject to the qualification that we do not purport to be experts as to the laws of any jurisdiction other than the United States, the States of Texas and New York and the General Corporation Law of the State of Delaware, and we express no opinion herein as to the effect that the laws and decisions of courts of any such other jurisdiction may have upon such opinions.

        We consent to the use and filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus Supplement and Prospectus contained therein. In giving such consent we do not imply or admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                               Very truly yours,

                                               ANDREWS & KURTH L.L.P.



                                               By: /s/ DAVID BARBOUR
                                                  -------------------------
                                                   David Barbour, Partner

/ctk